EXHIBIT 10.1

AMENDMENT NO. 3

     THIS AMENDMENT NO. 3, dated as of April 24, 2006 (this “Amendment”), of that certain Credit Agreement referenced below is by and among PREMIERE GLOBAL SERVICES, INC., a Georgia corporation formerly known as PTEK Holdings, Inc. (the “Borrower”), the Guarantors and the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

     WHEREAS, a $180 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement, dated as of June 30, 2004 (as amended and modified, the “Credit Agreement”), among the Borrower, the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent;

     WHEREAS, the Borrower has requested certain waivers, consents and modifications to the terms of the Credit Agreement, including, among other things, to increase the aggregate commitments under the revolving credit facility to $300 million; and

     WHEREAS, the Lenders have agreed to the requested waivers, consents and modifications on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.      Amendments to the Credit Agreement. The Credit Agreement is amended in the following respects:

     1.1    The facing page of the Credit Agreement is hereby amended and restated to read as set forth on Exhibit A attached hereto.

     1.2    Each reference in the Credit Agreement (including the schedules and exhibits attached thereto) to “PTEK Holdings, Inc.” is hereby amended and restated to read as “Premiere Global Services, Inc.”.

     1.3    Each reference in the Credit Agreement to “Qualifying Debt Transaction” is hereby amended and restated to read as “Qualified Debt Transaction”.

     1.4    In Section 1.01, the definitions for “Screen Rate” and “Yen” are deleted and following defined terms are hereby added or, if already defined therein, amended and restated in their entirety to read as follows:

     “Alternative Currency” means each of Australian Dollars, Canadian Dollars, Euro, British Pounds Sterling, Japanese Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

     “Amendment No. 3 Effectiveness Date” means April 24, 2006.

“Applicable Percentage” means the following percentages per annum, based on the Consolidated Total Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter:

		Revolving Loans and Letters
		of Credit

Pricing	Consolidated	Eurocurrency	Base Rate	Commitment
Level	Total Leverage Ratio	Rate Loans	Loans	Fee
		and Letters of
		Credit

1	Less than 1.0 to 1.0	0.875%	0.000%	0.150%

2	Less than 1.5 to 1.0	1.000%	0.000%	0.175%
	but greater than or
	equal to 1.0 to 1.0

3	Less than 2.0 but	1.250%	0.000%	0.225%
	greater than or equal
	to 1.5 to 1.0

4	Greater than or equal	1.500%	0.000%	0.275%
	to 2.0 to 1.0

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Total Leverage Ratio shall become effective not later than the date five Business Days immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date not later than five Business Days immediately following delivery thereof. Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error. The Applicable Percentage in effect from the Amendment No. 3 Effectiveness Date until the first Business Day immediately following delivery of the Compliance Certificate for the fiscal quarter ending June 30, 2006 shall be Pricing Level 3.

     “Assignment Fee” shall have the meaning provided in Schedule 11.06.

     “Canadian Dollars” means the lawful currency of Canada.

     “Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     “Japanese Yen” means the lawful currency of Japan.

     “Revolving Termination Date” means April 22, 2011.

     1.5      In the defined term “Revaluation Date” in Section 1.01, the reference to “Amendment No. 1 Effectiveness Date” is hereby amended and restated in its entirety to read as “Amendment No. 3 Effectiveness Date”.

     1.6      Section 1.09 is amended and restated in its entirety to read as follows:

      1.09      Letter of Credit Amounts.

     Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

     1.7      Section 2.01(a) is hereby amended and restated in its entirety to read as follows:

(a) Revolving Loans. During the Revolving Commitment Period, each Lender severally agrees to make revolving credit loans (the “Revolving Loans”) to the Borrower in Dollars or in one or more Alternative Currencies, from time to time, on any Business Day; provided that after giving effect to any such Revolving Loan, (i) with regard to the Lenders collectively, the Outstanding Amount of Revolving Obligations shall not exceed THREE HUNDRED MILLION DOLLARS ($300,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate Revolving Committed Amount”), (ii) with regard to each Lender individually, such Lender’s Revolving Commitment Percentage of Revolving Obligations shall not exceed its respective Revolving Committed Amount and (iii) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (the “Alternative Currency Sublimit”). Revolving Loans may consist of Base Rate Loans, Eurocurrency Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

     1.8      Section 2.01(b)(ii)(A) is hereby amended and restated in its entirety to read as follows:

(A) the Outstanding Amount of L/C Obligations shall not exceed TEN MILLION DOLLARS ($10,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “L/C Sublimit”),

     1.9      Section 2.01(c)(i) is hereby amended and restated in its entirety to read as follows:

(i) the Outstanding Amount of Swingline Loans shall not exceed TEN MILLION DOLLARS ($10,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “Swingline Sublimit”) and

     1.10      A new clause (d) is added to Section 2.01 to read as follows:

(d) Increase in Revolving Commitments. Subject to the terms and conditions set forth herein, the Borrower may, at any time, upon written notice to the Administrative Agent, increase the Aggregate Revolving Committed Amount by up to ONE HUNDRED MILLION DOLLARS ($100,000,000) to not more than FOUR HUNDRED MILLION DOLLARS ($400,000,000); provided that:

         (i)       the Borrower shall obtain written commitments for the amount of the increase from existing Lenders, which shall be under no obligation to increase their Revolving Commitments, or other commercial banks and financial institutions reasonably acceptable to the Administrative Agent, which other commercial banks and financial institutions shall join in this Credit Agreement as Lenders by Lender Joinder Agreement substantially in the form of Exhibit 2.01(d) or by other arrangement reasonably acceptable to the Administrative Agent;

         (ii)      any such increase shall be in a minimum aggregate principal amount of $5 million and integral multiples of $1 million in excess thereof (or the remaining amount, if less);

         (iii)     if any Revolving Loans are outstanding at the time of any such increase, the Borrower will make such payments and adjustments on the Revolving Loans (including payment of any break-funding amounts owing under Section 3.05) as may be necessary to give effect to the revised commitment percentages and commitment amounts;

         (iv)     payment of upfront fees, if any, in respect of the new commitments so established; and

         (v)      the conditions to the making of a Revolving Loan set forth in Section 5.02 shall be satisfied.

In connection with any such increase in the Revolving Commitments, Schedule 2.01 will be revised to reflect the modified commitments and commitment percentages of the Lenders, and the Borrower will provide supporting resolutions, legal opinions, promissory notes and other items as may be reasonably requested by the Administrative Agent and the Lenders in connection therewith.

     1.11      Clause (ii) of the fifth sentence of Section 2.02(a) is hereby amended and restated to read as follows:

(ii) with respect to Base Rate Loans that are (A) Revolving Loans, $500,000 or a whole multiple of $100,000 and (B) Swingline Loans, $100,000.

     1.12      Clause (B) of Section 2.03(a)(ii) is hereby amended and restated to read as follows:

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

     1.13      Section 2.03 is hereby amended by adding a new clause (l), which is to read as follows:

(l) Quarterly Letter of Credit Report. The L/C Issuer shall provide to the Administrative Agent and the Lenders a quarterly report of the Borrower’s outstanding L/C Obligations.

     1.14      Section 2.05(b) is hereby amended and restated in its entirety to read as follows:

(b) Swingline Loans. The Outstanding Amount of each Swingline Loan is due and payable in full on the earlier to occur of (i) ten Business Days after the date on which such Swingline Loan was made and (ii) the Revolving Termination Date.

     1.15      Section 2.11(c) is hereby amended by inserting “promptly” after the phrase “return such funds”

     1.16      Section 8.03 is hereby amended and restated by replacing the “; and” at the end of clause (g) with “;” and the “.” at the end of clause (h) with “; and” and adding a new clause (i), which is to read as follows:

(i) other Funded Debt of Subsidiaries of the Borrower not contemplated in the foregoing clauses of this Section in an aggregate principal amount not to exceed $25 million at any time.

     1.17      Section 8.05(b) is hereby amended and restated in its entirety to read as follows:

(b) other Dispositions by the Consolidated Group, provided that (i) at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (b) (A) in any fiscal year shall not exceed an aggregate amount equal to the lesser of (1) ten percent (10%) of Consolidated EBITDA or (2) ten percent (10%) of Consolidated Total Assets, or (B) since the Amendment No. 3 Effectiveness Date shall not exceed an aggregate amount equal to the greater of (1) twenty percent (20%) of Consolidated EBITDA or (2) twenty percent (20%) of Consolidated Total Assets;

     1.18      In Section 8.06(e), clause (i) is hereby amended and restated in its entirety to read as follows:

(i) the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its Capital Stock or warrants, rights or options to acquire any such shares for cash solely; provided that all such dividends or acquisition of shares for cash in any period of four consecutive fiscal quarters (including the fiscal quarter in which any such dividend or acquisition may be made) shall not exceed (A) an amount equal to thirty-three and one third percent (33.33%) of Consolidated EBITDA for the period of four consecutive fiscal quarters as of the last day of the fiscal quarter most recently ended, if the Consolidated Total Leverage Ratio, on a Pro Forma Basis, is greater than or equal to 1.5 to 1.0, or (B) an amount equal to sixty-six and two thirds percent (66.667%) of Consolidated EBITDA for the period of four consecutive fiscal quarters as of the last day of the fiscal quarter most recently ended, if the Consolidated Total Leverage Ratio, on a Pro Forma Basis, is less than 1.5 to 1.0; and provided further that the Borrower may make additional dividends or acquisitions of shares for cash in connection with the issuance of Subordinated Debt otherwise permitted hereunder, in an amount up to thirty-five percent (35%) of the Net Cash Proceeds received therefrom, so long as the maturity of the subject Subordinated Debt is at least 180 days beyond the Revolving Termination Date then applicable hereunder and the dividend is made or the shares are acquired substantially concurrently with the issuance of the subject Subordinated Debt;

     1.19      In Section 8.12, clauses (a) and (c) are hereby amended and restated in their entirety to read as follows:

(a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of each fiscal quarter to be less than the sum of (i) $228 million, plus (ii) as of the end of each fiscal quarter after the Amendment No. 3 Effectiveness Date, an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (but not less than zero and with no deduction for net losses), such increases to be cumulative, plus (iii) an amount equal to 75% of the Net Cash Proceeds received from Equity Transactions occurring after the Amendment No. 3 Effectiveness Date.

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(c) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.5 to 1.0.

     1.20      In Section 11.02, clause (c) is hereby amended and restated and a new clause (e) is hereby added, respectively in each case to read as follows:

(c) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

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(e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE CREDIT PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE CREDIT PARTY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of the Agent-Related Persons have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Credit Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

     1.21      Section 11.06(b)(iv) is hereby amended and restated in its entirety to read as follows:

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     1.22      Section 11.07 is hereby amended by adding the following paragraph at the end of such section:

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal and state securities Laws.

     1.23      Schedule 2.01 (Lenders and Commitments) to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 2.01 attached hereto.

     1.24      Schedule 11.02 (Notice Addresses) to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 11.02 attached hereto.

     1.25      Schedule 11.06 (Processing and Recordation Fees) attached hereto is hereby added to the Schedules to the Credit Agreement, and the listing of schedules and exhibits following the table of contents is modified accordingly.

     2.        Conditions Precedent. This Amendment shall be effective immediately upon receipt by the Agent of all of the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

          (a)      Executed Amendment. Counterparts of this Amendment duly executed by the Credit Parties and the Lenders.

        (b)      Organization Documents, Etc. The Administrative Agent’s receipt of a duly executed certificate of a Responsible Officer of each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the Closing Date:

            (i)      Charter Documents. Copies of its articles or certificate of incorporation and articles of organization, certified to be true, correct and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or formation;

            (ii)     Bylaws. Copies of its bylaws or operating agreement;

            (iii)    Resolutions. Copies of its resolutions approving and adopting the Credit Documents to which it is party, the transactions contemplated therein, and authorizing the execution and delivery thereof;

            (iv)     Incumbency. Incumbency certificates identifying the Responsible Officers of such Credit Party that are authorized to execute Credit Documents and to act on such Credit Party’s behalf in connection with the Credit Documents; and

            (v)      Good Standing Certificates. A certificate of good standing or the equivalent from its jurisdiction of organization or formation certified as of a recent date by the appropriate Governmental Authority.

          (c)      Legal Opinions. Duly executed legal opinions of special counsel to the Credit Parties dated as of the Amendment No. 3 Effectiveness Date and in form and substance reasonably acceptable to the Administrative Agent and Lenders.

          (d)      Fees. All accrued fees and expenses of the Administrative Agent, BAS and the Lenders (including fees and expenses of counsel for the Administrative Agent).

       Each Lender that has signed this Amendment shall be deemed to have, for purposes of determining compliance with the conditions specified in this Section 2, consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto

     3.      Effectiveness of Amendment. On and after the Amendment No. 3 Effectiveness Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

     4.      Representations and Warranties; Defaults. The Credit Parties affirm the following:

     (a)      all necessary action to authorize the execution, delivery and performance of this Amendment has been taken;

     (b)      after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and

     (c)      before and after giving effect to this Amendment, no Default or Event of Default shall exist.

     5.      Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Credit Documents.

     6.      Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

     7.      Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

     8.      Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.

     9.      Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	PREMIERE GLOBAL SERVICES, INC., a Georgia corporation

	By:	/s/ L. Scott Askins

	Name:	L. Scott Askins
	Title:	Sr. Vice President – Legal, General Counsel and Secretary

GUARANTORS:	AMERICAN TELECONFERENCING SERVICES, LTD.,
a Missouri corporation
PREMIERE CONFERENCING NETWORKS, INC., a Georgia corporation
PTEK SERVICES, INC., a Delaware corporation
XPEDITE NETWORK SERVICES, INC., a Georgia corporation
XPEDITE SYSTEMS WORLDWIDE, INC., a Delaware corporation
ACCUCAST, INC., a Georgia corporation
NETSPOKE, INC., a Delaware corporation
IMEET, INC., a Delaware corporation
COMMUNICATIONS NETWORK ENHANCEMENT INC.,
a Delaware corporation

	By:	/s/ L. Scott Askins

	Name:	L. Scott Askins
	Title:	Sr. Vice President – Legal and Secretary

XPEDITE SYSTEMS, LLC, a Delaware limited liability corporation

		By:	PREMIERE GLOBAL SERVICES, INC., its sole Member

		By:	/s/ L. Scott Askins

		Name:	L. Scott Askins
		Title:	Sr. Vice President – Legal, General Counsel and Secretary

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

	By:	/s/ Michael Brashler

	Name:	Michael Brashler
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as L/C Issuer, Swingline Lender and as a Lender

	By:	/s/ Ken Bauchle

	Name:	Ken Bauchle
	Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ James J. Hess

	Name:	James J. Hess
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Jiong Liu

	Name:	Jiong Liu
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

	By:	/s/ Barbara Baltar

	Name:	Barbara Baltar
	Title:	First Vice President

COMERICA BANK

	By:	/s/ Stacey V. Judd

	Name:	Stacey V. Judd
	Title:	Vice President

SUNTRUST BANK

	By:	/s/ Stacy M. Lewis

	Name:	Stacy M. Lewis
	Title:	Vice President

UNITED OVERSEAS BANK LIMITED, NEW YORK
AGENCY

:	By:	/s/ Kwong Yew Wong

	Name:	Kwong Yew Wong
	Title:	FVP & General Manager

	By:	/s/ Mario Sheng

	Name:	Mario Sheng
	Title:	Assistant Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

	By:	/s/ Robert Kadlick

	Name:	Robert Kadlick
	Title:	Authorized Signatory

FIRST HORIZON BANK, A DIVISION OF FIRST
TENNESSEE BANK NATIONAL ASSOCIATION

	By:	/s/ B. Brantley Echols

	Name:	B. Brantley Echols
	Title:	Senior Vice President

OAK BROOK BANK

	By:	/s/ Henry Wessel

	Name:	Henry Wessel
	Title:	Vice President